Media:	Investors:
Thomas Furr Smart Online Inc. 919-765-5000 tfurr@smartonline.com	David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com

Valdis Hellevik
Axis Public Relations
650-401-7700
valdis@axispr.com

Smart Online Extends the Functionality of Union Bank of California’s
Small Business Resource Center

Union Bank of California’s Small Business Resource Center Now Offers Direct Access to its
Online Loan Center and Insurance Services

RESEARCH TRIANGLE PARK, N.C., September 7, 2005 — Smart Online Inc. (OTCBB: SOLN) today announced it has extended the functionality of Union Bank of California’s Small Business Resource Center by increasing the range of services available to its small business customers. Union Bank of California’s (UBOC’s) Small Business Resource Center (http://uboc.smartonline.com) is powered by Smart Online’s open, standards-based small business platform and provides business applications, tools and resources to assist small business customers with their daily business operations. Leveraging the open architecture of the platform, the Small Business Resource Center now includes direct access to Union Bank of California’s online Loan Center and Insurance Services to help customers finance and protect their small businesses from one convenient online location.

“Union Bank of California is committed to providing our small business customers with a broad range of innovative products and services to assist them with their business goals—the result is increased customer satisfaction and reduced attrition over the long-term,” said Christy Schmitt, senior vice president, Small Business Segment Manager, Union Bank of California. “Since implementing our Small Business Resource Center online, we’ve not only been able to provide our customers with easy-to-use, cost-effective business tools and resources, but we’ve also integrated UBOC’s own online application and look forward to providing additional online banking and accounting capabilities in the future.”

“By private-labeling Smart Online’s open, standards-based small business platform, forward-thinking financial institutions interested in increasing small business customer satisfaction and retention can offer access to a wide variety of daily-use business tools, and financial services and online banking activities, all from one source—the bank’s own Web site,” said Michael Nouri, president and CEO, Smart Online Inc.

About the UBOC Small Business Resource Center
Union Bank of California’s Small Business Resource Center is available now by accessing http://uboc.smartonline.com and is designed to provide the practical tools and resources small businesses need to start, grow, and operate more efficiently. The site provides access to Smart Online’s easy-to-use, wizard-driven applications for incorporating businesses, writing business and marketing plans, conducting marketing research, in addition to offering access to expert advice, should a question arise. Due to the open architecture of the platform, UBOC has recently expanded its Small Business Resource Center to add direct access to its own online Loan Center to provide small businesses with a variety of loan options for financing of equipment purchases, permanent working capital or for business expansion. To further help protect small business, UBOC has also added direct access to its own Insurance Services by providing a wide range of options for vehicle insurance, equipment and property insurance, liability insurance and workers’ compensation, in addition to tools and services for business succession planning, and safety and loss control.

About Union Bank of California
Based in San Francisco, UnionBanCal Corporation (NYSE: UB) is a bank holding company with assets of $51.2 billion at June 30, 2005. Its primary subsidiary, Union Bank of California, N.A., had 318 banking offices in California, Oregon and Washington, and 21 international facilities, at June 30, 2005. The company’s Web site is located at www.uboc.com.

About Smart Online Inc.
Smart Online Inc. (OTCBB: SOLN) is a pioneer of Web-native applications, and is the first provider to offer a private-label syndicated online business platform that enables Web delivery of applications and services required to start, grow and run small-to-medium size businesses. In 1999, Smart Online converted its business applications to a Software-as-Service (SaS) Web delivery model. Today, the company markets it’s Web-based business applications to customers via http://www.smartonline.com and by private-labeling its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites Smart Online’s applications to enable their existing business customers, and new customers, to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

Smart Online, the Smart Online logo, and OneBiz Conductor are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

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Forward-Looking Statements
Statements in this press release that are “forward-looking statements”, which include plans for product release dates, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factor Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All information in this press release is as of September 7, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.